PRICING SUPPLEMENT NO. 89                                        Rule 424(b)(3)
DATED: December 5, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 12/10/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 12/10/98

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                               Optional         Optional
                        Redemption             Repayment        Repayment
Redeemable On           Price(s)               Date(s)          Price(s)
-------------           ----------             ---------        ----------

N/A                     N/A                    N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.97%

Interest Payment Dates: *


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:

[_]         Commercial Paper Rate            Minimum Interest Rate:

[_]         Federal Funds Rate               Interest Reset Date(s):

[_]         Treasury Rate                    Interest Reset Period:

[_]         LIBOR Reuters                    Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                       Interest Payment Period:

Index Maturity:

Spread (plus or minus):
----------------------------

*        6/10/98 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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